UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information set forth in Item 2.06, Material Impairments, is hereby incorporated into this Item 2.05 by reference.

Item 2.06 Material Impairments.

On November 14, 2019, the Board of Directors of LivaNova PLC (the “Company”) approved the discontinuation of its Caisson Transcatheter Mitral Valve Replacement (“TMVR”) program and the restructuring of its heart valve business. The Company’s heart valve business has experienced a revenue decline over the last five years across both biological and mechanical valves. These declines were due to multiple market conditions, while portfolio maintenance costs increased specifically due to higher regulatory requirements. The closure of TMVR operations will be effective at the end of 2019. Restructuring of the Company’s heart valve business line will be substantially complete by the end of the first quarter of 2020.

As a result of winding down the TMVR program and restructuring the heart valve business, the Company expects to incur a pre-tax non-cash impairment of certain TMVR assets, including in-process research and development and goodwill, of up to approximately $135 million (the current book value of TMVR’s intangible assets). Additionally, the Company expects to incur other expenditures including employee severance, exit and disposal costs, which are estimated to not be significant, neither individually nor in the aggregate. The impairment will be incurred in the fourth quarter of 2019, and the employee severance, exit and disposal costs will be incurred in the fourth quarter of 2019 and the first half of 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K are based on information presently available to the Company and assumptions that the Company believes to be reasonable, but are inherently uncertain. As a result, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by the Company and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. You should carefully consider the risks and uncertainties that affect the Company, including those described in the “Risk Factors” section of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission.

The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this Current Report on Form 8-K to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
99.1	Press Release issued by LivaNova PLC dated November 20, 2019
104.1	Cover Page Interactive Data File - (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: November 20, 2019	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel

4